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                                                                    EXHIBIT 10.8

                               FLOWERS FOODS, INC.


                         STOCK APPRECIATION RIGHTS PLAN


         1. Purpose. The purposes of this Stock Appreciation Rights Plan (the "PLAN") are to provide a means by which Flowers Foods, Inc. (the "COMPANY") and its subsidiaries will be able to attract and retain officers, key employees, and nonemployee directors, and to provide to such employees and directors an opportunity to participate in increased values of shares of the Company's common stock, par value $.01 per share, ("COMMON Stock") which their efforts, initiative, and skills have helped to create.



         2. Administration. The Plan shall be administered by the Compensation Committee, or any successor thereto, of the Board of Directors of the Company (the "COMMITTEE"). Each interpretation or construction by the Committee of any provision of the Plan or of any award made hereunder and each determination made by the Committee pursuant to any such provision shall be final and conclusive. No member of the Committee (a "DIRECTOR") shall have any liability for any such interpretation, construction or determination made in good faith.



         3. Participants. The Committee may from time to time select for participation in the Plan such key employees (including officers of the Company) whose efforts are deemed by the Committee to have an effect on the values of the Common Stock or the Company's long-term performance and profitability ("PARTICIPANTS"). In addition, nonemployee members of the Company's Board of Directors may elect, in advance, to convert their retainers from the Company into Appreciation Rights, as described in paragraph 4(f) below. Said Directors will also be Participants in the Plan.



         4. Operation. (a) The Committee may from time to time make awards of Appreciation Rights ("AWARDS") to Participants. Each Appreciation Right shall represent a right of the Participant to receive (in the form and manner and subject to the terms and conditions hereinafter set forth) the increase, if any, in the Fair Market Value (as defined below) of one share of Common Stock from the date of Award ("AWARD DATE") to the first date on which all terms and conditions to payment of such Award have been satisfied ("PAYMENT DATE").

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                  (b)      The "FAIR MARKET VALUE" means (i) the average of the
highest and the lowest quoted selling price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred), or (ii), if clause (i) does not apply, the fair market value of the Common Stock as determined by the Committee.


                  (c) The Payment Date for each Award shall be not less than one (1) years following the Award Date.


                  (d) An Award shall be entered on the Company's books as a grant of contingent deferred compensation to the Participant (the "ACCOUNT") and shall not constitute the Participant as the owner or holder of the number of shares of Common Stock that are covered by such Award. The initial entry in the Participant's Account shall be equal to the Fair Market Value of the shares of Common Stock covered by the Award as of the Award Date, and the value of the Participant's Account shall be adjusted upward or downward subsequent to that date to reflect increases or decreases in Fair Market Value subsequent to the Award Date.


                  (e) Although the Company may, in its discretion, make such provision as it deems advisable for funding the ultimate payment of such Award, no assets of the Company shall be segregated for that purpose or held in trust for the benefit of the Participant, it being the intention of the Plan that all Awards shall constitute at all times general unsecured obligations of the Company.


                  (f) Nonemployee members of the Company's Board of Directors may elect, in advance, to convert their retainers from the Company into Appreciation Rights, in which event there will be an automatic grant of Appreciation Rights, as of the date on which the retainer would otherwise be paid to the Director.


         5. Dividend Credits. If, between the Award Date and the Payment Date of any Award, any cash dividend shall be declared on the Common Stock, there shall be credited to the Participant's Account on the record date for such dividend an amount equal to the per-share dividend multiplied by the number of shares of Common Stock represented by such Award.



         6. Vesting. (a) The Committee may determine in connection with each Award the terms and conditions on which such Award shall be earned out by the Participant. Such terms


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and conditions may include requirements for continued employment by the
Participant with the Company and its subsidiaries for specified periods of time, the maximum term for which such Award is to remain outstanding, the vesting schedule (if any) applicable to such Awards, and/or achievement of economic or financial goals specified by the Committee and may provide for the earlier vesting of such Awards in the event of a Change in Control (as defined below) or in the event of Retirement, Disability or death of the Participant.



                  (b) For purposes of this Plan, (i) "RETIREMENT" means termination of employment on or after attainment of age 65; and (ii) "DISABILITY" means disability as determined under procedures established by the Committee for purposes of this Plan.


         7. Payment of Awards Earned Out. (a) The "PAYMENT VALUE" of an Award shall equal the excess (if any) of the Fair Market Value of the shares of Common Stock represented by such Award on the Payment Date over the Fair Market Value of such shares on the Award Date, plus dividends credited to the Participant's Account in respect of such shares prior to the Payment Date.



                  (b) The Payment Value of each Award earned in accordance with the vesting schedule (if any) as determined by the Committee shall be paid to the Participant in cash on the Payment Date, or as soon as practicable thereafter.


         8. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. Benefits shall not be withheld in excess of the minimum number required for such tax withholding.



         9. Adjustments. The Committee may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Awards granted hereunder, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event,

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the Committee, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.



         10. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an agreement evidencing a grant of an Award made under the Plan, a "CHANGE IN CONTROL" shall mean the occurrence during the term of any of the following events, subject to the provisions of Section 11(f) hereof:



                  (a) the Company merges into itself, or is merged or consolidated with, another entity and as a result of such merger or consolidation less than 51% of the voting power of the then-outstanding voting securities of the surviving or resulting entity immediately after such transaction are directly or indirectly beneficially owned in the aggregate by the former shareholders of the Company immediately prior to such transaction; or

                  (b) all or substantially all the assets accounted for on the consolidated balance sheet of the Company are sold or transferred to one or more entities or persons, and as a result of such sale or transfer less than 51% of the voting power of the then-outstanding voting securities of such entity or person immediately after such sale or transfer is directly or indirectly beneficially held in the aggregate by the former shareholders of the Company immediately prior to such transaction or series of transactions; or

                  (c) a person, within the meaning of Section 3(a)(9) or 13(d)(3) (as in effect on the Effective Date of this Plan) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") becomes the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Exchange Act) of (i) 15% or more but less than 35% of the voting power of the then-outstanding voting securities of the Company without prior approval of the Committee, or (ii) 35% or more of the voting power of the then-outstanding voting securities of the Company; provided, however, that the foregoing does not apply to any such acquisition that is made by (w) any subsidiary; (x) any employee benefit plan of the Company or any subsidiary; or
(y) any person or group of which employees of the Company or of any subsidiary control a greater than 25% interest unless the Committee determines that such person or group is making a "hostile acquisition;" or (z) any person or group of which the Company is an affiliate; or

                  (d) a majority of the members of the Committee are not Continuing Directors, where a "CONTINUING DIRECTOR" is any member of the Committee who (x) was a member of the Committee on the Effective Date of this Plan or (y) was nominated for election or elected to such Committee with the affirmative vote of a majority of the Continuing Directors who were members of such Committee at the time of such nomination or election; or

                  (e) The Board determines that (A) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out,


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result in a Change in Control falling within Subsections (a), (b), (c) or (d)
and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of this Section 11, if the provisions of awards which provide for earlier exercise or earlier lapse of restrictions or conditions upon a Change in Control shall thereupon become immediately operative.

                  (f) Notwithstanding the foregoing provisions of this Section (11):

                           (i)      If any such merger, consolidation,
         reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in Section (11)(e) shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may, by notice to the Participant, nullify the effect thereof and reinstate the Award as previously in effect, but without prejudice to any action that may have been taken prior to such nullification.

                           (ii) Unless otherwise determined in a specific case by the Board, a "Change in Control" shall not be deemed to have occurred for purposes of Section (11)(c) solely because (X) the Company, (Y) a subsidiary, or (Z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

         11. General Provisions. (a) The interests of Participants in outstanding Awards may not be transferred except by will or the laws of descent and distribution.

                  (b) No employee shall have any right to be granted an Award under the Plan. Nothing in the Plan shall be construed as conferring any right of continued employment on any Participant or as curtailing the rights of the Company to terminated such employment.


                  (c) The Committee may at any time amend or terminate the Plan in whole or in part. No such amendment or termination shall, however, adversely effect the rights of any Participant in respect of any outstanding Award without the consent of such Participant.


                  (d) The Plan shall become effective upon adoption by the Board (the "EFFECTIVE DATE") and shall continue in effect until termination by the Board.


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